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                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                               Amendment No. 1 to
                                    FORM 8-K
                                 CURRENT REPORT

                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934


Date of Report  (Date of earliest event reported) JUNE 30, 1999
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                                V-ONE CORPORATION
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             (Exact name of registrant as specified in its charter)

                           Commission File No. 0-21511

DELAWARE                                                    52-1953278
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(State or other jurisdiction of incorporation) (IRS Employer Identification No.)



20250 Century Boulevard - Suite 300
Germantown, Maryland                                             20874
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(Address of principal executive offices)                         (Zip Code)



               Registrant's telephone number, including area code:

                                 (301) 515-5200



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         (Former name or former address, if changed since last report.)




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


Item 5.   Other Events.

      On February 24, 1999, V-ONE Corporation ("Company") obtained a $3,000,000 term loan from Transamerica Business Credit Corporation ("Transamerica") pursuant to that certain Loan and Security Agreement dated as of February 24, 1999 ("Loan Agreement"). The term loan is due on August 31, 1999. In connection with this loan, the Company granted a security interest in all of its assets, including its intellectual property, to Transamerica.

      On March 31, 1999, the Company and Transamerica entered into an Amendment Agreement ("First Amendment") to the Loan Agreement. Under the terms of the First Amendment, Transamerica waived the default created when the Company received a "going concern" opinion from its independent auditors. In consideration for such waiver, the Company agreed to (i) grant TBCC Funding Trust II, an affiliate of Transamerica, warrants to purchase 100,000 shares of common stock of the Company at an exercise price of $3.25 per share and (ii) accept an additional financial covenant that the Company's net worth will be $5,000,000 as of June 30, 1999 and September 30, 1999. The exercise price of these warrants was subsequently reduced to $2.33 per share.

      On June 30, 1999, the Company and Transamerica entered into a second Amendment Agreement ("Second Amendment") to the Loan Agreement. Under the terms of the Second Amendment, Transamerica has (i) waived the requirement that the Company have a net worth of $5 million on June 30, 1999, (ii) amended the promissory note issued by the Company in connection with the Loan Agreement to extend the maturity date of the term loan to February 28, 2000 and grant to Transamerica the option to convert the term loan to a revolving loan on February 28, 2000, and (iii) deleted the acquisition fee required under the Loan Agreement. In consideration for the Second Amendment, the Company has agreed to
(i) issue seven-year warrants to purchase 50,000 of the Company's common stock at an exercise price of $3.75 per share, (ii) pay a $150,000 fee to Transamerica on February 28, 2000, (iii) use 30% of any equity raised by the Company after completion of the current round (approximately $10-12 million) of financing to prepay the term loan, (iv) amortize $100,000 in principal of the term loan per month beginning on September 1, 1999 and (v) pay the balance of principal and accrued and unpaid interest on the term loan on February 28, 2000. In the Second Amendment, the Company also agreed to pay Transamerica a prepayment fee of the net present value of all interest that would have accrued through the scheduled maturity date on the principal amount being prepaid (assuming a rate of interest per annum equal to the rate of interest then in effect on the term loan on the date of the prepayment) discounted, on a simple interest basis, at the rate of 6% per annum. This prepayment fee is also due on any acceleration of the term loan, but is not due as a result of a prepayment under clause (iii) above.

      The description of the above agreement is qualified in its entirety by reference to the exhibits filed with or incorporated by reference in this Form 8-K.

Item 7.   Financial Statements and Exhibits.


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

      (c) Exhibits. The following exhibits are filed with or incorporated by reference in this Form 8-K:


EXHIBIT      DESCRIPTION

99.1 Amendment Agreement dated June 30, 1999 to Loan and Security Agreement dated February 24, 1999, as amended, between V-ONE Corporation and Transamerica Business Credit Corporation.

99.2 Stock Subscription Warrant dated June 30, 1999 issued to TBCC Funding Trust II.





















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


                                   SIGNATURES


      Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.



Dated: July 1, 1999



                                    V-ONE CORPORATION



                                    By:   /s/ David D. Dawson
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                                    Name:     David D. Dawson
                                    Title:    Chairman and CEO










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